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                                                                      Exhibit 21


                              LIST OF SUBSIDIARIES
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                                             Jurisdiction of                                   Percentage of
         Name                                 Incorporation             Parent                     Ownership
============================================================================================================
K-III Prime Corporation                          Delaware      K-III Communications Corporation       100%
Intertec Publishing Corporation                  Delaware      K-III Prime Corporation                100%
Newbridge Communications, Inc.                   Delaware      K-III Prime Corporation                100%
K-III Directory Corporation                      Delaware      K-III Prime Corporation                100%
R.E.R. Publishing Corporation                    New York      K-III Directory Corporation            100%
Intermodal Publishing Corporation, Ltd.          New York      K-III Directory Corporation            100%
Weekly Reader Corporation                        Delaware      K-III Prime Corporation                100%
K-III Reference Corporation                      Delaware      K-III Prime Corporation                100%
Funk & Wagnalls Yearbook Corp.                   Delaware      K-III Reference Corporation            100%
Krames Communications Incorporated               Delaware      K-III Prime Corporation                100%
K-III Holdings Corporation III                   Delaware      K-III Prime Corporation                100%
Daily Racing Form, Inc.                          Delaware      K-III Holdings Corporation III         100%
DRF Finance, Inc.                                Delaware      Daily Racing Form, Inc.                100%
Daily Racing Form of Canada Ltd.                  Canada       Daily Racing Form, Inc.                100%
K-III Magazine Corporation                       Delaware      K-III Holdings Corporation III         100%
K-III Magazine Finance Corporation               Delaware      K-III Magazine Corporation             100%
Nelson Information, Inc.                         Delaware      K-III Prime Corporation                100%
The Katharine Gibbs Schools, Inc.                Delaware      K-III Prime Corporation                100%
The Katharine Gibbs School of Montclair, Inc.   New Jersey     The Katharine Gibbs Schools, Inc.      100%
The Katharine Gibbs School of Norwalk, Inc.     Connecticut    The Katharine Gibbs Schools, Inc.      100%
The Katharine Gibbs School of Piscataway, Inc.  New Jersey     The Katharine Gibbs Schools, Inc.      100%
The Katharine Gibbs School of Providence, Inc.  Rhode Island   The Katharine Gibbs Schools, Inc.      100%
K-III KG Corporation - Massachusetts           Massachusetts   The Katharine Gibbs Schools, Inc.      100%
K-III KG Corporation - Melville                  New York      The Katharine Gibbs Schools, Inc.      100%
K-III KG Corporation - New York                  New York      The Katharine Gibbs Schools, Inc.      100%
Paramount Publishing, Inc.                      California     Intertec Publishing Corporation        100%
Canadian Sailings, Inc.                           Canada       K-III Directory Corporation         25% Direct
                                                                                                100% Beneficial
                                                                                                    Ownership
Musical America Publishing, Inc.                 Delaware      K-III Directory Corporation            100%
K-III HPC, Inc.                                  Delaware      K-III Prime Corporation                100%
Haas Publishing Companies, Inc.                  Delaware      K-III HPC, Inc.                        100%
Stagebill, Inc.                                  Delaware      K-III Magazine Corporation             100%
Lifetime Learning Systems, Inc.                  Delaware      Weekly Reader Corporation              100%
Channel One Communications Corporation           Delaware      K-III Prime Corporation                100%
Admirefruit Limited                           United Kindgdom  Intertec Publishing Corporation        100%
Intertec Market Reports, Inc.                    Delaware      Intertec Publishing Corporation        100%
Intertec Presentations, Inc.                     Colorado      Intertec Publishing Corporation        100%
MH West, Inc.                                   California     Intertec Market Reports, Inc.          100%
PJS Publications, Inc.                           Delaware      K-III Magazine Corporation             100%
Symbol of Excellence Publishers, Inc.            Alabama       PJS Publications, Inc.                 100%
Argus Publishers, Corporation                   California     K-III Magazine Corporation             100%
Bacon's Information, Inc.                        Delaware      K-III Prime Corporation                100%
Canadian Red Book, Inc.                          Canada        Intertec Publishing Corporation        100%
McMullen Argus Publishing, Inc.                 California     K-III Magazine Corporation             100%
American Heat Video Productions, Inc.            Missouri      Westcott Communications, Inc.          100%
ASTN, Inc.                                       Delaware      Westcott Communications, Inc.          100%
A WEP Company                                   California     Western Empire Publications, Inc.      100%
Bankers Consulting Company                       Missouri      Westcott Communications, Inc.          100%
Data Book, Inc.                                  Georgia       Haas Publishing Companies, Inc.        100%
The Electronics Source Book, Inc.                Delaware      Intertec Publishing Corporation        100%
Excellence in Training Corporation               Delaware      Westcott Communications, Inc.          100%
Gareth Stevens, Inc.                             Wisconsin     K-III Reference Corporation            100%
IDTN Leasing Corporation                         Delaware      Westcott Communications, Inc.          100%
Industrial Training Systems Corporation         New Jersey     Westcott Communications, Inc.          100%
Law Enforcement Television Network, Inc.         Delaware      LETN, Inc.                             100%
Law Enforcement Television Network, Inc.          Texas        Westcott Communications, Inc.          100%
Lockert Jackson & Associates                    Washington     Westcott Communications, Inc.          100%
Straight Down, Inc.                             California     Western Empire Publications, Inc.      100%
Tel-A-Train, Inc.                                Delaware      Westcott Communications, Inc.          100%
TI-IN Acquisition Corporation                     Texas        Westcott Communications, Inc.          100%
Tunnell Publications, Inc.                        Texas        Intertec Publishing Corporation        100%
Westcott Communications, Inc.                     Texas        K-III Prime Corporation                100%
Westcott Communications Michigan, Inc.           Michigan      Westcott Communications, Inc.          100%
Westcott ECI, Inc.                                Texas        Westcott Communications, Inc.          100%
Western Empire Publications, Inc.               Delaware       McMullen Argus Publishing, Inc.        100%
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